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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation of Los Angeles:

We hereby consent to the use in this Registration Statement on Form S-4 of Chancellor Media Corporation of Los Angeles and Subsidiaries of our report dated February 10, 1999, except for Note 16 as to which the date is March 15, 1999, relating to the consolidated financial statements and financial statement schedule of Chancellor Media Corporation of Los Angeles and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

May 5, 1999